TAX SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated April 8, 2026)	Registration Statement Nos. 333-293641
333-293641-01

Morgan Stanley Finance LLC
GLOBAL MEDIUM-TERM NOTES, SERIES A
GLOBAL UNITS, SERIES A
GLOBAL WARRANTS, SERIES A

Fully and Unconditionally Guaranteed by Morgan Stanley

U.S. Federal Tax Considerations

We, Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may from time to time offer global medium-term notes, either alone or as part of a unit. We may also from time to time offer global units. Units may include notes, warrants, purchase contracts, debt obligations or other securities of an entity affiliated or not affiliated with MSFL or other property, or any combination thereof. We may also from time to time offer global warrants alone and not as part of a unit.

There are U.S. federal tax consequences associated with the ownership and disposition of such notes, units or warrants (each, a “program security”). Any tax consequences relating to the ownership or disposition of such program securities are subject to further discussion in the applicable prospectus supplement, product supplement or pricing supplement.

MSFL’s payment obligations on such program securities will be fully and unconditionally guaranteed by Morgan Stanley.

Investing in the program securities involves risks not associated with the tax consequences of their ownership and disposition. See “Risk Factors” in the applicable pricing supplement, product supplement or prospectus supplement, as well as in the accompanying prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these program securities, or determined if this tax supplement, the applicable product supplement or prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and our affiliate, has agreed to use reasonable efforts to solicit offers to purchase these program securities as our agent. The agent may also purchase these program securities as principal at prices to be agreed upon at the time of sale. The agent may resell any program securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this tax supplement, the applicable pricing supplement, product supplement or prospectus supplement and the accompanying prospectus in connection with offers and sales of the program securities in market-making transactions.

These program securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

April 8, 2026

TABLE OF CONTENTS

Page

RISK FACTORS	TS-4
The U.S. federal income tax consequences of an investment in certain program securities are uncertain.	TS-4
Non-U.S. investors may be subject to U.S. federal withholding tax under Section 871(m) of the Code in respect of certain program securities.	TS-5
You may be required to recognize taxable income on certain program securities prior to maturity.	TS-5
Possible taxable event for U.S. federal income tax purposes.	TS-5
A 30% U.S. federal withholding tax may be withheld on coupon payments to non-U.S. investors with respect to certain program securities.	TS-6

Page

UNITED STATES FEDERAL TAXATION	TS-7
Tax Treatment	TS-8
Tax Consequences to U.S. Holders	TS-9
Program Securities Treated as Debt Instruments	TS-9
General	TS-9
Program Securities Treated as Short-term Notes	TS-12
Program Securities Treated as Variable Rate Debt Instruments	TS-13
Program Securities Treated as Foreign Currency Notes	TS-14
Program Securities Treated as Foreign Currency Contingent Payment Debt Instruments	TS-16
Program Securities Treated as Contingent Payment Debt Instruments	TS-20
Program Securities Treated as Prepaid Financial Contracts that are Open Transactions	TS-22
Tax Treatment Prior to Taxable Disposition	TS-22
Taxable Disposition	TS-22
Possible Application of Section 1260 of the Code	TS-23
Possible Higher Tax on Program Securities Linked to Collectibles	TS-24
Possible Application of Section 1258 of the Code	TS-24
Possible Application of Section 1256 of the Code	TS-24
Program Securities Treated as Prepaid Financial Contracts with Associated Coupons	TS-25
Coupon Payments	TS-25
Program Securities Treated as Put Options and Deposits	TS-25
Coupon Payments	TS-26
Taxable Disposition Prior to Retirement	TS-26
Tax Treatment at Retirement	TS-26
Certain Program Securities	TS-27
Other Program Securities	TS-27
Tax Consequences to Non-U.S. Holders	TS-27
Program Securities Treated as Debt Instruments	TS-28
Program Securities Not Treated as Debt Instruments	TS-28
Coupon Payments	TS-28
Taxable Disposition	TS-28
Other Program Securities	TS-29
U.S. Federal Estate Tax	TS-29
Dividend Equivalents under Section 871(m) of the Code	TS-29
FIRPTA	TS-31
Effectively Connected Income	TS-32
Possible Taxable Event	TS-32
Fungibility of Subsequent Issuances	TS-32
Reportable Transactions	TS-33
Information Reporting and Backup Withholding	TS-33
FATCA	TS-33

You should rely only on the information contained or incorporated by reference in this tax supplement, the applicable prospectus supplement, product supplement or pricing supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please read the below risk factors in conjunction with the additional risk factors contained in the applicable pricing supplement, product supplement and prospectus supplement in connection with your investment in any particular offering.

The U.S. federal income tax consequences of an investment in certain program securities are uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of certain program securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of those program securities are uncertain, and the IRS or a court might not agree with the treatment of them as described in “United States Federal Taxation.” If the IRS were successful in asserting an alternative treatment for the program securities, the tax consequences (including, for non-U.S. investors, the U.S. federal withholding tax consequences) of ownership and disposition of the program securities might be materially and adversely affected.

If a program security is linked to an underlying asset consisting of, or that includes, an equity interest in a Section 1260 Underlying Equity (as defined below under “United States Federal Taxation”), depending upon the specific terms of the program security it is possible that an investment in the program security will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your program security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” We do not undertake to ascertain whether any specific equity security (including an equity security in an index) is a Section 1260 Underlying Equity. You should consult your tax adviser regarding these rules.

As described below under “United States Federal Taxation—Tax Treatment,” the U.S. Treasury Department (“Treasury”) and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the program securities, possibly with retroactive effect.

In addition, under IRS Notice 2015-74, which is no longer in force, certain transactions that reference a basket of underlying assets were identified as “transactions of interest” subject to reporting requirements pursuant to the “reportable transaction” rules set forth in Section 6011 of the Code. Proposed Treasury regulations issued in 2024 would, if finalized as drafted, identify substantively the same transactions as reportable “listed transactions.” Very generally, the IRS notice addressed, and the proposed regulations would apply to, an instrument that makes payments based on the performance of a basket of referenced assets (such as securities, commodities or foreign currencies) provided that the investor or its “designee” exercises discretion to change the assets that comprise the basket, or change the trading algorithm that determines the assets. If we, an underlying index publisher or calculation agent or other person were to exercise discretion under the terms of a program security that is not treated as a debt instrument for U.S. federal income tax purposes, or an index underlying such a program security, and were treated as an investor’s designee for these purposes, unless an exception applied certain investors of the relevant program securities could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to, or decide to, report information regarding the program security to the IRS. Therefore, although the circumstances that require disclosure pursuant to the proposed regulations are not always clear, if the proposed regulations are finalized as drafted, reporting thereunder may be required even for program securities issued prior to the finalization of the proposed regulations.

Further, there is significant uncertainty about whether certain gain or loss a holder recognizes at maturity (or earlier retirement) of a program security that is linked solely to interest rates (or a similar market measure) and that is not treated as a debt instrument for U.S. federal income tax purposes should be treated as capital gain or loss or as ordinary income or loss. An ordinary loss recognized by an individual holder might, among other things, be treated as a non-deductible “miscellaneous itemized deduction” and ordinary income recognized by an individual holder would not be eligible for the lower tax rates applicable to long-term capital gain.

You should review carefully the section below entitled “United States Federal Taxation.” You should also consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the program securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors may be subject to U.S. federal withholding tax under Section 871(m) of the Code in respect of certain program securities.

Section 871(m) of the Code imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes. This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable Treasury regulations.

The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of program securities may be uncertain. Accordingly, even if we determine that certain program securities are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those program securities. Moreover, the application of Section 871(m) to a program security may be affected by a non-U.S. investor’s other transactions. If you are a non-U.S. investor, you should review the discussion under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code.” You should also consult your tax adviser regarding the application of Section 871(m) in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You may be required to recognize taxable income on certain program securities prior to maturity.

If you are a U.S. investor in a program security that is treated, in whole or in part, as a debt instrument for U.S. federal income tax purposes, you may be required to recognize taxable interest income in each year that you hold the program security, even though, in the case of certain program securities, you will not receive any payment in respect of the program security prior to maturity (or earlier sale, exchange or retirement). In the case of program securities that provide for payments prior to maturity, the amount of taxable income you are required to recognize in a given taxable year may differ from the amounts of those payments. In addition, any gain you recognize may be treated as ordinary interest income rather than capital gain. You should review the section entitled “United States Federal Taxation.”

Possible taxable event for U.S. federal income tax purposes.

Certain changes affecting the program securities could result in a taxable modification (referred to herein as a “significant modification”) of the affected program securities for U.S. federal income tax purposes. For example, a change in the methodology by which an underlying index or basket is calculated, a change in the components of an underlying index or basket, a change in the timing or amount of payments on a program security due to a market disruption event, the designation of a successor underlying asset or a rate referenced by a program security, or other similar circumstances resulting in a material change to an underlying asset could result in a significant modification of an affected program security. Additionally, if our obligations under the program securities were assumed by another entity, such assumption could result in a significant modification of the affected program securities.

A significant modification would generally result in the affected program securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, a U.S. investor would generally be required to recognize gain or loss (subject to possible treatment as a recapitalization or, in the case of loss, to the possible application of the wash sale rules) with respect to those program securities. Moreover, the treatment of those program securities after such an event could differ from their prior treatment. A changed treatment could have possible U.S. federal withholding tax consequences to non-U.S. investors in those program securities. You should consult your tax adviser regarding the risk of such an event.

A 30% U.S. federal withholding tax may be withheld on coupon payments to non-U.S. investors with respect to certain program securities.

Because significant aspects of the tax treatment of program securities that are not treated as debt for U.S. federal income tax purposes and that pay coupons are uncertain, persons having withholding responsibility in respect of the program securities may treat a portion or all of each coupon payment on the program securities to non-U.S. investors as subject to U.S. federal withholding tax. To the extent that we have withholding responsibility in respect of program securities treated as prepaid financial contracts with associated coupons, we would expect generally to treat the coupon payments as subject to U.S. federal withholding tax. In light of the uncertain treatment of program securities treated as Put Options and Deposits, withholding could apply to such program securities as well. In addition, it is possible that in the future we may determine that we should withhold on coupon payments we make on such program securities to non-U.S. investors. You should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). We will not pay any additional amounts in respect of such withholding. Non-U.S. investors should read carefully the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments—Coupon Payments”. You should consult your tax adviser about your own tax situation.

UNITED STATES FEDERAL TAXATION

The following is a discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the program securities. Except where stated otherwise, this discussion generally assumes that you purchase a program security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the issue of program securities is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Subject to any additional discussion in the applicable prospectus supplement, product supplement or pricing supplement (the “applicable supplement”), it is expected, and, except where stated otherwise, the discussion below assumes, that the issue price of a program security will be equal to the stated issue price indicated in the applicable supplement. Purchasers of program securities at another time or price may have consequences that differ from those described below, and therefore such purchasers should consult their tax advisers regarding the U.S. federal income tax consequences to them of the ownership and disposition of the program securities.

This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a bank or other financial institution;

•	an insurance company;

•	a real estate investment trust or regulated investment company;

•	a tax-exempt entity, including an individual retirement account or Roth IRA;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the program securities;

•	a person holding a program security as part of a straddle or “conversion transaction” or one who enters into a “constructive sale” with respect to a program security;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the program securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the program securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of the program securities to you.

We will not attempt to ascertain whether any issuer of any underlying stock, any underlying fund, or any component of an underlying index or underlying basket to which the program securities relate (collectively, the “Underlying Issuers”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange, retirement or other taxable disposition (each, a “taxable disposition”) of the program securities. If you are a U.S. Holder and you own or are deemed to own an equity interest in a PFIC for any taxable year, you would generally be required to file IRS Form 8621 with your annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax adviser regarding the possible consequences to you if any Underlying Issuer is or becomes treated as a USRPHC or PFIC.

The remainder of this discussion is based on the Code, final, temporary and proposed Treasury regulations, rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local, non-U.S. or other tax laws, estate or gift tax laws, or the potential application of the alternative minimum tax or the Medicare tax on net investment income. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the program securities) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Unless otherwise indicated specifically below or in the applicable supplement, this discussion assumes that the program securities are denominated in U.S. dollars.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal income tax consequences set out in the applicable supplement, which you should read before making a decision to invest in the relevant program securities.

Tax Treatment

For U.S. federal income tax purposes, MSFL is disregarded as an entity separate from Morgan Stanley. Therefore, unless otherwise indicated in the applicable supplement, program securities issued by MSFL will be treated as if they were program securities issued by Morgan Stanley for U.S. federal income tax purposes.

There are no statutory, judicial or administrative authorities that directly address the U.S. federal income tax treatment of certain program securities described herein, and there is substantial uncertainty regarding the U.S. federal income tax consequences of ownership and disposition of those program securities. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the program securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the program securities. For example, the IRS could treat program securities that are not intended to be treated as debt instruments for U.S. federal income tax purposes in their entirety as debt instruments issued by us, with the consequences to U.S. Holders generally as described under “Tax Consequences to U.S. Holders—Program Securities Treated as Debt Instruments.” Under this treatment, as well as other potential alternative characterizations of the program securities, you might be required to recognize taxable income at a time earlier than that described herein and/or recognize ordinary income or short-term capital gain rather than long-term capital gain. For program securities that are treated as debt instruments for U.S. federal income tax purposes, there may be uncertainty regarding specific aspects of the timing and character of income you are required to recognize on the program securities.

For Non-U.S. Holders, an alternative treatment of a program security could cause payments on the program security to be subject to U.S. federal withholding tax as well as different information reporting requirements.

Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the program securities, possibly with retroactive effect.

Moreover, certain changes affecting the program securities could result in the program securities being treated as retired and reissued for U.S. federal income tax purposes, as discussed below under “Possible Taxable Event.” The treatment of the program securities after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions of specific types of program securities generally assume that the stated treatment of each type of program security is respected and that no deemed retirement and reissuance of the program securities has occurred. You should consult your tax adviser regarding the risk that an alternative U.S. federal income tax treatment could apply to the program securities.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a program security that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Program Securities Treated as Debt Instruments

The following discussion applies to program securities treated as debt instruments for U.S. federal income tax purposes.

General

The discussion below applies generally to all program securities treated as debt instruments for U.S. federal income tax purposes, but is subject to special rules applicable to certain categories of debt instruments described below under “—Program Securities Treated as Short-term Notes,” “—Program Securities Treated as Variable Rate Debt Instruments,” “—Program Securities Treated as Foreign Currency Notes,” “—Program Securities Treated as Foreign Currency Contingent Payment Debt Instruments” and “—Program Securities Treated as Contingent Payment Debt Instruments.”

Payments of Interest. “Qualified stated interest” (as described below under “—Original Issue Discount”) on a program security generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of tax accounting.

Original Issue Discount. A program security that has an “issue price” that is less than its “stated redemption price at maturity” will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes (an “OID note”) unless the discount is less than a de minimis amount as described below. Special rules governing the tax treatment of short-term notes, foreign currency CPDIs and CPDIs (each as defined below) are described below under “—Program Securities Treated as Short-term Notes,” “—Program Securities Treated as Foreign Currency Contingent Payment Debt Instruments” and “—Program Securities Treated as Contingent Payment Debt Instruments,” respectively. The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a program security generally will equal the sum of all payments required under the program security other than payments of “qualified stated interest.”

Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate notes (as described under “—Program Securities Treated as Variable Rate Debt Instruments” below). If a program security provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the program security is issued with OID.

If the difference between a program security’s stated redemption price at maturity and its issue price is less than a de minimis amount as determined under applicable Treasury regulations, the program security will not be treated as issued with OID and therefore will not be subject to the rules described below. In this case, all stated interest on the program securities will generally be treated as QSI, and you generally will include the discount in income, as capital gain, on a pro rata basis as principal payments are made on the program security.

If you hold OID notes, you will be required to include any QSI in income when received or accrued in accordance with your method of tax accounting. In addition, you will be required to include OID in income as it accrues in accordance with a constant-yield method based on the compounding of interest, regardless of your method of tax accounting.

Under this method, you will be required to include in ordinary income the sum of the “daily portions” of OID for all days during the taxable year that you own the OID note. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID on the OID note that is allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. The amount of OID allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” (as defined below) of the OID note at the beginning of the accrual period by the yield to maturity (as defined below) of the OID note, adjusted to take account of the length of the accrual period, and (ii) subtracting from that product the amount of QSI, if any, allocable to that accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments in all prior accrual periods other than QSI. The “yield to maturity” of an OID note is the discount rate that causes the present value on the issue date of all payments on the OID note to equal the issue price.

You may make an election to include in gross income all interest that accrues on any program security (including, among other things, QSI, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the IRS.

Additional rules applicable to OID notes that are denominated in a specified currency other than the U.S. dollar (a “foreign currency”), or have payments of interest or principal determined by reference to the value of one or more currencies other than the U.S. dollar, are described under “—Program Securities Treated as Foreign Currency Notes” below.

Program Securities Subject to Early Redemption. A program security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the program security (which may affect whether the program security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an unconditional option to redeem a program security if the exercise of the option would lower the yield on the program security. Conversely, you will generally be presumed to exercise an unconditional option to require us to repurchase a program security if the exercise of the option would increase the yield on the program security. In either case, if such an option is not in fact exercised, the program security will be treated, solely for purposes of calculating OID, as if it were redeemed and a new program security were issued on the presumed exercise date for an amount equal to the program security’s adjusted issue price on that date.

Under these rules, if a program security provides for a fixed rate of interest that increases over the term of the program security, the program security’s issue price is not below its stated principal amount and we have an unconditional option to redeem the program security for an amount equal to the stated principal amount plus accrued interest, if any, on or prior to the first date on which an increased rate of interest is in effect, the yield on the program security will be lowered if we redeem the program security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the program security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the program security will not be treated as issued with OID. If a program security is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the program security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the program security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If the actual remaining term of a program security is one year or less at the time of a deemed reissuance, it is possible that the deemed reissued program security would be treated as a short-term debt instrument. See “—Program Securities Treated as Short-term Notes” below. While a program security with a deemed remaining term of one year or less based on the presumed exercise of an option should not be treated as a short-term debt instrument, the IRS or a court might treat the stated interest payable on the program security as OID instead of QSI during that deemed remaining term. You should consult with your tax adviser regarding this uncertainty.

Acquisition Premium. If you purchase an OID note for an amount greater than its adjusted issue price at the purchase date and less than or equal to the sum of all amounts, other than QSI, payable on the OID note after the purchase date, the excess is “acquisition premium.” Under the rules applicable to acquisition premium, in general, the amount of OID that must be included in income for the OID note for any taxable year (or any portion of a taxable year in which the OID note is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost to purchase the program security over the adjusted issue price of the OID note and the denominator of which is the excess of the OID note’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium. If you purchase a program security (other than a foreign currency CPDI or CPDI) for an amount that is greater than the sum of all amounts payable on the program security after the purchase date, other than payments of QSI, you generally will be considered to have purchased the program security with amortizable bond premium equal to such excess. If the program security is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the program security using a constant-yield method. If, however, the program security may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the program security in that accrual period. In addition, if you have purchased an OID note with amortizable bond premium, you will not be required to accrue any OID on such OID note. If you elect to amortize bond premium, you must reduce your tax basis in the program security by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “—Original Issue Discount” above) for a program security with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Market Discount. If you purchase a program security (other than a short-term note, foreign currency CPDI or CPDI) for an amount that is less than its stated redemption price at maturity or, in the case of an OID note, its adjusted issue price, the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. Any payment, other than QSI, or any gain upon a taxable disposition of a program security with market discount generally will be treated as ordinary income to the extent of the accrued market discount not previously included in income. Market discount accrues on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding (as described above under “—Original Issue Discount”).

If a program security is disposed of in one of certain nontaxable transactions, accrued market discount will be included as ordinary income as if you had sold the program security in a taxable transaction at its then fair market value. Unless you elect to include market discount in income as it accrues, you generally will be required to defer deductions for any interest on indebtedness you incur to purchase or carry the program security in an amount not exceeding the accrued market discount that you have not included in income.

If you make an election to include market discount in income as it accrues (a “market discount accrual election”), that election will apply to all market discount bonds acquired on or after the first day of the first taxable year to which that election applies. If you make a constant-yield election (as described above under “—Original Issue Discount”) with respect to a program security purchased with market discount, that election will result in a deemed market discount accrual election for the taxable year in which the program security was acquired.

Taxable Disposition. Upon a taxable disposition of a program security, you will recognize gain or loss equal to the difference between the amount realized and your tax basis in the program security. For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described above under “—Payments of Interest”. Your tax basis in a program security will equal its cost, increased by the amounts of any OID or market discount you have previously accrued with respect to the program security, if any, and decreased by any amortized bond premium and any principal payments you received prior to the taxable disposition of a program security and by the amount of any other payments on the program security that did not constitute QSI.

Subject to the discussion regarding market discount above, gain or loss realized upon the taxable disposition of a program security generally will be capital gain or loss and will be long-term capital gain or loss if you have held the program security for more than one year. The deductibility of capital losses is subject to limitations.

Program Securities Treated as Short-term Notes

The following discussion applies to program securities with a term of one year or less (from but excluding the issue date to and including the last possible date that the program securities could be outstanding pursuant to their terms) (“short-term notes”).

The treatment of program securities with scheduled payments that may be postponed under certain circumstances is not entirely clear. As a result, the IRS or a court may not respect our treatment of a particular issuance of program securities as short-term notes, or conversely may determine that an issuance of program securities should have been treated as short-term notes. In either case, the consequences of ownership and disposition of the affected program securities could be significantly different from those resulting from our intended treatment.

Generally, a short-term note is treated as issued at a discount equal to the sum of all payments required to be made on the short-term note minus its issue price. If you are a U.S. Holder who uses a cash method of accounting for U.S. federal income tax purposes (a “cash-method holder”), you generally will not be required to recognize income with respect to a short-term note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a taxable disposition of the short-term note. If you are a U.S. Holder who uses an accrual method of accounting for U.S. federal income tax purposes (an “accrual-method holder”), or a cash-method holder who elects to accrue income on the short-term note currently, you will be subject to rules that generally require accrual of discount on short-term notes over the term of the short-term notes, which would be calculated on a straight-line basis unless you elect a constant-yield method of accrual based on daily compounding. In the case of short-term notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the relevant payment is calculated. You should consult your tax adviser regarding the amount and timing of any accruals on such short-term notes.

Upon a taxable disposition of a short-term note, you will generally recognize gain or loss equal to the difference between the amount realized on the taxable disposition and your tax basis in the short-term note. Your tax basis in the short-term note should equal its cost, increased, if you accrue income on the short-term note currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation. The excess of the amount received at maturity over your tax basis in the short-term note generally should be treated as ordinary income. Any gain recognized on the taxable disposition of a short-term note prior to maturity should generally be ordinary income to the extent of accrued and unpaid discount on the short-term note, which is calculated on a straight-line basis unless you elect to calculate such accrual on a constant-yield basis. However, if you sell a short-term note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize in respect of such contingent payment should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of short-term notes providing for contingent payments.

If you are a cash-method holder, unless you make the election to accrue income currently on a short-term note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the short-term note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a short-term note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the relevant payment is calculated.

If you make the election to accrue income on a short-term note currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Program Securities Treated as Variable Rate Debt Instruments

The following discussion applies to program securities that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Interest on a VRDI That Provides for a Single Variable Rate. Stated interest on a VRDI that provides for a single variable rate (a “Single Rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a Single Rate VRDI exceeds its issue price by an amount equal to or greater than a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues, generally in accordance with the constant-yield method as described above under “—General—Original Issue Discount,” The constant-yield accrual of OID on a VRDI is determined by substituting a fixed rate that reflects the value of the variable rate on the issue date (or, in certain cases, a fixed rate that reflects the yield that is reasonably expected for the VRDI) for each scheduled payment of the variable rate. A fixed rate payable for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%) will be treated as a single variable rate for the purposes of this and the next paragraph.

Interest on a VRDI That Provides for Multiple Rates. This discussion refers to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate (other than a fixed rate payable for an initial period described in the preceding paragraph) (a “Multiple Rate VRDI”). Under applicable Treasury regulations, in order to determine the amount of QSI and OID, if any, in respect of Multiple Rate VRDIs, an equivalent fixed-rate debt instrument must be constructed. The equivalent fixed-rate debt instrument is constructed in the following manner: (i) first, if the Multiple Rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the Multiple Rate VRDI and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the issue date of the Multiple Rate VRDI) (the “equivalent fixed-rate debt instrument”). The rules discussed in “—General—Original Issue Discount” are then applied to the equivalent fixed-rate debt instrument to determine the amount, if any, of OID and the amount of QSI. You will be required to include any such OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, as described above under “—General—Original Issue Discount.” QSI on a Multiple Rate VRDI will generally be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If a Multiple Rate VRDI is not issued with OID, all stated interest on the Multiple Rate VRDI will be treated as QSI.

If the amount of interest you receive in a calendar year is greater than the interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the excess is generally treated as additional QSI taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of QSI you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Taxable Disposition. Subject to the discussion above under “—General—Market Discount,” upon a taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal its cost, increased by the amounts of OID or market discount, if any, you previously included in income with respect to the VRDI, and reduced by any payments you received other than QSI and any amortized bond premium. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition, and short-term capital gain or loss otherwise.

Program Securities Treated as Foreign Currency Notes

The following discussion applies to program securities (i) that are denominated in a foreign currency or (ii) the payments of interest and principal on which are payable in, or determined by reference to, a foreign currency (“foreign currency notes”). For a description of the treatment of foreign currency notes that provide for contingent payments or for payments made in or determined by reference to multiple currencies, see the discussion under “—Program Securities Treated as Foreign Currency Contingent Payment Debt Instruments” below.

The rules applicable to program securities that are denominated in a foreign currency could require gain or loss realized upon a taxable disposition of the program securities that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on your particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S. federal income tax situation. You should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest. If you are a cash-method holder and receive a payment of QSI (or receive proceeds from a taxable disposition attributable to accrued QSI) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment, regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency. If you receive a payment of QSI in U.S. dollars, you should include the amount of this payment in income upon receipt. To the extent that you are required to accrue OID on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the OID.

If you are an accrual-method holder, you will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Alternatively, you may elect to translate interest income (including OID) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. In addition to the interest income accrued as described above, you will recognize foreign currency gain or loss as ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from a taxable disposition attributable to accrued interest are actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above).

Original Issue Discount. OID on a foreign currency note will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by you on the accrual basis, as described above, regardless of your method of tax accounting. You will recognize foreign currency exchange gain or loss when original issue discount is paid (including, upon the sale of such foreign currency note, the receipt of proceeds which include amounts attributable to original issue discount previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued original issue discount (determined in the same manner as for accrued interest). For these purposes, all receipts on a foreign currency note will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the foreign currency note, (ii) second, as receipts of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

Market Discount. The amount of market discount on a foreign currency note includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If you elect to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable Bond Premium. Amortizable bond premium on a foreign currency note will be computed in the applicable foreign currency. If a U.S. Holder elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency note. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

Tax Basis. Your tax basis in a foreign currency note, and the amount of any subsequent adjustment to the your tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. If you purchase a foreign currency note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Taxable Disposition. Foreign currency gain or loss recognized upon the sale, exchange or retirement of a foreign currency note will be ordinary income or loss that will not be treated as interest income or expense. The amount of foreign currency gain or loss generally will equal the difference between (i) the U.S. dollar value of the your purchase price (excluding any amortizable bond premium previously accrued) in the foreign currency of the foreign currency note, determined on the date the payment is received in exchange for the foreign currency note or the foreign currency note is disposed of, and (ii) the U.S. dollar value of your purchase price (excluding any amortizable bond premium previously accrued) in the foreign currency of the foreign currency note, determined on the date you acquired the foreign currency note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. Foreign currency gain or loss realized upon a taxable disposition of any foreign currency note will be recognized only to the extent of the total gain or loss realized by you upon such taxable disposition. Any gain or loss realized by you in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a short-term note, to the extent of any discount not previously included in your income). If you recognize an ordinary loss upon a taxable disposition of a foreign currency note and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”

You will have a tax basis in any foreign currency received upon a taxable disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of such taxable disposition. If you are a cash-method holder who buys or sells a foreign currency note that is traded on an established market, you are required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result with respect to such foreign currency from currency fluctuations between the trade date and the settlement of the purchase or sale. If you are an accrual-method holder, you may elect the same treatment for all purchases and sales of foreign currency obligations if such obligations are traded on an established securities market. This election cannot be changed without the consent of the IRS. Any gain or loss realized by you upon a taxable disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Program Securities Treated as Foreign Currency Contingent Payment Debt Instruments

The following discussion applies to program securities treated as foreign currency contingent payment debt instruments for U.S. federal income tax purposes (“foreign currency CPDIs”). These program securities will be subject to special rules that govern the tax treatment of foreign currency CPDIs under applicable Treasury regulations (the “foreign currency contingent debt regulations”).

Pursuant to the foreign currency contingent debt regulations, you will be required to accrue interest income on the foreign currency CPDIs on a constant yield basis, based on a comparable yield, as described below, regardless of your method of tax accounting. All determinations and computations required under the foreign currency contingent debt regulations (including our determination of the “comparable yield” and “projected payment schedule” for the foreign currency CPDIs) will be made in the denomination currency of the foreign currency CPDIs. The foreign currency contingent payment debt regulations provide that the denomination currency of foreign currency CPDIs that have principal or interest payments denominated in, or determined by reference to, more than one currency is the currency with the greatest value determined by comparing the value of the noncontingent and projected payments denominated in, or determined by reference to, each currency on the issue date, discounted to present value and, if necessary, translated into U.S. dollars at the spot rate on the issue date.

The foreign currency contingent debt regulations provide that you must accrue into income OID for U.S. federal income tax purposes for each accrual period prior to and including the maturity date of a foreign currency CPDI. The amount of OID that you must accrue for each accrual period is determined in the denomination currency by applying the “noncontingent bond method” to the foreign currency CPDI in the denomination currency and equals the product of:

•	the adjusted issue price (as defined below) of the foreign currency CPDI in the denomination currency as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the foreign currency CPDI, adjusted for the length of the accrual period; and

•	a fraction, the numerator of which is the number of days during the accrual period that you held the foreign currency CPDI and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a foreign currency CPDI is its issue price, increased by any interest income previously accrued , determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments previously made pursuant to the projected payment schedule described below (without regard to the actual amount paid), each determined in the denomination currency.

The term “comparable yield” as used in the foreign currency contingent debt regulations is determined in the denomination currency and is equal to the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument in the denomination currency with no contingent payments, but with terms and conditions otherwise comparable to those of the foreign currency CPDIs, and (ii) a rate of interest that is analogous to the applicable federal rate that would be used if the U.S. dollar were the denomination currency.

The foreign currency contingent debt regulations require that we provide, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments in the denomination currency (the “projected payment schedule”) on a foreign currency CPDI. This schedule must produce a yield to maturity that equals the comparable yield. We will determine the comparable yield and related projected payment schedule for each issuance of foreign currency CPDIs and will provide them, or information on how to obtain them, in the applicable supplement. Although it is not clear how the comparable yield should be determined for foreign currency CPDIs that may be redeemed before maturity, we intend to determine the comparable yield for such foreign currency CPDIs based on the stated maturity date.

For U.S. federal income tax purposes, you are required under the foreign currency contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments thereto in respect of a foreign currency CPDI, unless you timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the projected payment schedule will not be provided for any purpose other than to determine your interest accruals and adjustments thereto in respect of the foreign currency CPDIs for U.S. federal income tax purposes. The comparable yield and the projected payment schedule will not constitute a projection or representation by us regarding the actual amounts that will be paid on the foreign currency CPDIs.

Translation of Amounts Determined Under Noncontingent Bond Method. The accruals of interest computed with respect to a foreign currency CPDI in the denomination currency (adjusted by certain net positive or negative adjustments as described below) must be translated into U.S. dollars. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at an average rate for the partial period within the taxable year. You may elect to translate interest income for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year). If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Adjustments to Interest Accruals. If, during any taxable year, you receive actual payments with respect to a foreign currency CPDI that, in the aggregate, exceed the total amount of projected payments for that taxable year, as determined in the denomination currency, you will incur a “net positive adjustment” under the foreign currency contingent debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year, translated into U.S. dollars at the spot rate on the last day of the taxable year in which the adjustment is taken into account or, if earlier, the date of a sale, exchange or retirement of the foreign currency CPDI.

If you receive in a taxable year actual payments with respect to a foreign currency CPDI that, in the aggregate, are less than the amount of projected payments for that taxable year, as determined in the denomination currency, you will incur a “net negative adjustment” under the foreign currency contingent debt regulations equal to the amount of such deficit. This net negative adjustment:

(i)	will first reduce your interest income on the foreign currency CPDI that otherwise would accrue in the denomination currency for that taxable year;

(ii)	to the extent of any excess after applying (i), will give rise to an ordinary loss to the extent of your accrued but unpaid interest on the foreign currency CPDI in prior taxable years (translated into U.S. dollars at the spot rate used to translate interest in the relevant prior taxable year); and

(iii)	to the extent of any excess after applying (i) and (ii), will be treated as a net negative adjustment carryforward that will be applied to reduce interest accruals in subsequent years and the amount realized in the year of a taxable disposition of the foreign currency CPDI (in the denomination currency).

With respect to non-corporate U.S. Holders, a net negative adjustment is not treated as a miscellaneous itemized deduction (which for non-corporate U.S. Holders would be non-deductible).

Taxable Disposition. Upon a taxable disposition of a foreign currency CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. As discussed above, to the extent that you have any net negative adjustment carryforward, you may use such net negative adjustment from a previous year to reduce the amount realized in the denomination currency upon a taxable disposition of the foreign currency CPDI.

Your tax basis in a foreign currency CPDI generally will be equal to the U.S. dollar cost as of the day you purchased the foreign currency CPDI, increased by the U.S. dollar value of your total interest accruals with respect to the foreign currency CPDI (determined without regard to any adjustments to interest accruals as described above), translated as described above, and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the foreign currency CPDI (translated into U.S. dollars).

The amount realized upon a taxable disposition of a foreign currency CPDI is generally equal to the U.S. dollar value of cash and the fair market value of any other property received by you, reduced by the amount of any net negative adjustment carryforward (translated into U.S. dollars). Any gain, other than foreign currency gain (as discussed below), will be treated as ordinary interest income. Any loss, other than foreign currency loss (as discussed below), will be treated as an ordinary loss to the extent of the excess of your total interest accruals over the total net negative adjustments previously taken into account as ordinary losses in respect of the foreign currency CPDI, and thereafter as a capital loss (which will be long-term capital loss if the foreign currency CPDI has been held for more than one year). The deductibility of capital losses is subject to limitations. If you recognize an ordinary loss upon a taxable disposition of a foreign currency CPDI and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”

For purposes of determining the amount realized at maturity of a foreign currency CPDI, you will be deemed to receive the projected amount of any contingent payment due on that date, reduced by the amount of any net negative adjustment carryforward. The projected amount is translated into U.S. dollars by translating the portion attributable to principal into U.S. dollars at the spot rate on the issue date and translating the portion attributable to accrued interest into U.S. dollars at the rates at which such amounts of interest were translated when accrued. To the extent that the actual amount you receive at the maturity of a foreign currency CPDI is greater or less than the projected amount, you will incur a net positive adjustment or a net negative adjustment, which will be treated as described above under “—Adjustments to Interest Accruals.” To the extent that there is any net negative adjustment carryforward as described above under “—Adjustments to Interest Accruals,” it will reduce the amount realized on the foreign currency CPDI (translated into U.S. dollars at the spot rate on the issue date of the foreign currency CPDI).

Foreign Currency Gain or Loss. You may recognize foreign currency gain or loss with respect to a foreign currency CPDI when you receive payments on a foreign currency CPDI. The amount of foreign currency gain or loss attributable to payments of interest previously accrued on the foreign currency CPDI is determined by translating the amount of interest received into U.S. dollars at the spot rate on the date of receipt and subtracting from such amount the amount determined by translating the interest received into U.S. dollars at the rate at which such interest was accrued as described above. The amount of foreign currency gain or loss attributable to payments of principal is determined by translating the amount of principal received into U.S. dollars at the spot rate on the date of receipt and subtracting from such amount the amount determined by translating the principal received into U.S. dollars at the spot rate on the date the foreign currency CPDI was issued or, if later, acquired. For purposes of determining the amount of foreign currency gain or loss, the amount received (i) shall first be attributed to any net positive adjustment on the foreign currency CPDI that has not previously been taken into account and (ii) then to accrued but unpaid interest remaining after reduction by any net negative adjustment and (iii) any remaining amount shall be attributed to the principal.

Upon a taxable disposition of a foreign currency CPDI, you would also recognize foreign currency gain or loss. Payments received upon such taxable disposition shall first be applied against the principal of the foreign currency CPDI and then against accrued but unpaid interest (and treated, in each case, as described in the preceding paragraph).

The total amount of foreign currency gain or loss on a foreign currency CPDI is equal to the sum of the foreign currency gains or losses on principal and interest, calculated as described above. Any such foreign currency gain or loss will be treated as ordinary income or loss. You should consult your tax adviser regarding these rules. If you recognize an ordinary loss upon a sale or other disposition of a foreign currency CPDI and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”

Special Rules for Contingent Payments that Fix Early. Special rules will apply if one or more contingent payments on a foreign currency CPDI become fixed. If one or more (but not all) contingent payments on a foreign currency CPDI (determined in the denomination currency) become fixed more than six months prior to the date each such payment is due, you will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule (determined in the denomination currency), using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a foreign currency CPDI become fixed substantially contemporaneously, you will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the foreign currency CPDI. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Your tax basis in the foreign currency CPDI and the character of any gain or loss on the sale of the foreign currency CPDI will also be affected. Furthermore, if all the payments on a foreign currency CPDI become fixed prior to the original issue date, the foreign currency CPDI might be treated as a debt instrument that is not a foreign currency contingent payment debt instrument for U.S. federal income tax purposes. You should consult your tax adviser concerning the application of these special rules.

Foreign Currency CPDIs Purchased for Amounts Different from their Adjusted Issue Price. If you purchase a foreign currency CPDI for an amount that is different from its adjusted issue price, you will be required to account for this difference, generally by allocating it reasonably among projected payments on the foreign currency CPDI or daily portions of interest that you are required to accrue with respect to the foreign currency CPDI and treating these allocations as adjustments to your income when the payment is made or the interest accrues. You should consult your tax adviser regarding these rules.

Program Securities Treated as Contingent Payment Debt Instruments

The following discussion applies to program securities treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”). These program securities will be subject to special rules that govern the tax treatment of CPDIs under applicable Treasury regulations (the “contingent debt regulations”).

Pursuant to the contingent debt regulations, you will be required to accrue interest income on the CPDIs on a constant yield basis, based on a comparable yield, as described below, regardless of your method of tax accounting. Accordingly, depending on the terms of the CPDIs, you may be required to include interest in income each year in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that you must accrue into income OID for U.S. federal income tax purposes for each accrual period prior to and including the maturity date of a CPDI that equals the product of:

•	the adjusted issue price (as defined below) of the CPDI as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the CPDI, adjusted for the length of the accrual period; and

•	a fraction, the numerator of which is the number of days during the accrual period that you held the CPDI and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a CPDI is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments previously made pursuant to the projected payment schedule described below (without regard to the actual amount paid).

The term “comparable yield” as used in the contingent debt regulations is the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the CPDIs, and (ii) the applicable federal rate.

The contingent debt regulations require that we provide, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on a CPDI. This schedule must produce a yield to maturity that equals the comparable yield. We will determine the comparable yield and related projected payment schedule for each issuance of CPDIs and will provide them, or information on how to obtain them, in the applicable supplement. Although it is not clear how the comparable yield should be determined for CPDIs that may be redeemed before maturity, we intend to determine the comparable yield for such CPDIs based on the stated maturity date.

For U.S. federal income tax purposes, you are required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments thereto in respect of a CPDI, unless you timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the projected payment schedule will not be provided for any purpose other than to determine your interest accruals and adjustments thereto in respect of the CPDIs for U.S. federal income tax purposes. The comparable yield and the projected payment schedule will not constitute a projection or representation by us regarding the actual amounts that will be paid on the CPDIs.

Adjustments to Interest Accruals. If, during any taxable year, you receive actual payments with respect to a CPDI that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to a CPDI that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment:

(i)	will first reduce your interest income on the CPDI for that taxable year;

(ii)	to the extent of any excess after applying (i), will give rise to an ordinary loss to the extent of your accrued but unpaid interest on the CPDI in prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

(iii)	to the extent of any excess after applying (i) and (ii), will be treated as a net negative adjustment carryforward that will be applied to reduce interest accruals in subsequent years and the amount realized in the year of a taxable disposition of the CPDI (in the denomination currency).

With respect to non-corporate U.S. Holders, a net negative adjustment is not treated as a miscellaneous itemized deduction (which for non-corporate U.S. Holders would be non-deductible).

Taxable Disposition. Upon a taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. As discussed above, to the extent that you have any net negative adjustment carryforward, you may use such net negative adjustment from a previous year to reduce the amount realized upon a taxable disposition of the CPDI.

For purposes of determining the amount realized on the scheduled retirement of a CPDI, you will be treated as receiving the projected amount of any contingent payment due at maturity. As previously discussed, to the extent that actual payments with respect to the CPDIs during the year of the scheduled retirement are greater or less than the projected payments for such year, you will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be.

Your tax basis in a CPDI generally will be equal to your original purchase price for the CPDI, increased by your total interest accruals (determined without regard to any adjustments to interest accruals as described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the CPDI (without regard to the actual amount paid).

Gain recognized by you upon a taxable disposition of a CPDI generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of your total interest accruals over the total net negative adjustments previously taken into account as ordinary losses in respect of the CPDI, and thereafter as capital loss (which will be long-term capital loss if the CPDI has been held for more than one year). The deductibility of capital losses is subject to limitations. If you recognize an ordinary loss upon a taxable disposition of a CPDI and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”

Special Rules for Contingent Payments that Fix Early. Special rules will apply if one or more contingent payments on a CPDI become fixed. If one or more (but not all) contingent payments on a CPDI become fixed more than six months prior to the date each such payment is due, you will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a CPDI become fixed substantially contemporaneously, you will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the CPDI. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Your tax basis in the CPDI and the character of any gain or loss on the sale of the CPDI will also be affected. Furthermore, if all the payments on a CPDI become fixed prior to the original issue date, the CPDI might be treated as a debt instrument that is not a contingent payment debt instrument for U.S. federal income tax purposes. You should consult your tax adviser concerning the application of these special rules.

CPDIs Purchased for Amounts Different from their Adjusted Issue Price. If you purchase a CPDI for an amount that is different from its adjusted issue price, you will be required to account for this difference, generally by allocating it reasonably among projected payments on the CPDI or daily portions of interest that you are required to accrue with respect to the CPDI and treating these allocations as adjustments to your income when the payment is made or the interest accrues. You should consult your tax adviser regarding these rules.

Program Securities Treated as Prepaid Financial Contracts that are Open Transactions

The following discussion applies to program securities treated as prepaid financial contracts that are “open transactions” for U.S. federal income tax purposes.

Tax Treatment Prior to Taxable Disposition

Subject to the discussion below regarding the possible application of Section 1256 of the Code, a U.S. Holder should not be required to recognize income over the term of the program securities prior to maturity, other than pursuant to an earlier taxable disposition of the program securities.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity (an “early fixing event”), the tax consequences are not entirely clear. A program security might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain, if any, in respect of the program security. In addition, the timing and character of income you recognize in respect of the reissued program security after that time could also be affected. You should consult your tax adviser regarding the treatment of the program securities in such an event.

Taxable Disposition

Upon a taxable disposition of a program security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the program security. Your tax basis in a program security should generally equal the amount you paid to acquire it. Subject to the discussions below under “—Possible Application of Section 1260 of the Code,” “—Possible Higher Tax on Program Securities Linked to Collectibles,” “—Possible Application of Section 1258 of the Code” and “—Possible Application of Section 1256 of the Code,” this gain or loss should generally be long-term capital gain or loss if at the time of the taxable disposition you have held the program security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Program Securities with a Buffer and Digital Upside. Notwithstanding the foregoing, if the program securities provide for both (i) contractual downside protection that includes a minimum amount payable at maturity (i.e., a “buffer value”) and (ii) contingent digital upside exposure to the underlying asset(s) where the upside amount is at least equal to the buffer value, it is possible that a portion of the proceeds you receive on the taxable disposition of a program security equal to the buffer value could be treated as a separate item of ordinary income rather than as part of the amount realized on the disposition of the program security. You should consult your tax adviser regarding the treatment of the program securities under such circumstances.

Interest Rate-Linked Program Securities. Because of the lack of authority addressing the tax treatment of non-debt financial instruments linked solely to interest rates (or a similar market measure), there is significant uncertainty regarding whether gain or loss recognized upon the maturity (or earlier retirement) of any such program securities should be treated as capital gain or loss or as ordinary income or loss. This determination could have a significant effect on the tax consequences to you of owning a program security. In particular, an ordinary loss recognized by an individual might be treated as a non-deductible miscellaneous itemized deduction and ordinary income recognized by an individual would not be eligible for the lower tax rates applicable to long-term capital gain. While it would be reasonable to treat any such gain or loss as capital gain or loss, in light of the significant uncertainty regarding this issue, you should consult your tax adviser regarding the character of this gain or loss.

Foreign Currency-Linked Program Securities. If a program security is linked solely to one or more foreign currency-based underlying assets (including, for example, forward or futures contracts on one or more foreign currencies, foreign currency exchange rates, debt instruments denominated in foreign currency), whether or not denominated in a foreign currency, your gain or loss on the program security should be treated as ordinary income or loss under Section 988 of the Code unless, before the close of the day on which you acquire the program security, you make a valid election pursuant to the applicable Treasury regulations to treat such gain or loss as capital gain or loss (a “capital gain election”). Similarly, if a program security is linked to one or more (but not all) foreign currency-based underlying assets, although the treatment is unclear, part or all of your gain or loss on the program security may be treated as ordinary income or loss under Section 988 of the Code unless, before the close of the day on which you acquire the program security, you make a valid capital gain election with respect to it. In either case, it is expected to be unclear whether a capital gain election will be available. Assuming that you are permitted to, and do, make the election, your gain or loss on the program security should be long-term capital gain or loss if at the time of the taxable disposition you have held the program security for more than one year, and short-term capital gain or loss otherwise (subject to the discussion below under “—Possible Application of Section 1256 of the Code”). The deductibility of capital losses is subject to limitations. If you do not make a valid capital gain election, special reporting rules could apply if your ordinary losses under Section 988 of the Code exceed a specified threshold. You should consult your tax adviser regarding the possibility and advisability of making the capital gain election and the reporting requirements discussed above.

In 2007 the IRS issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. If the IRS were to treat a foreign currency-linked program security as a debt instrument under the reasoning of the revenue ruling, such treatment could materially and adversely affect the tax consequences of an investment in the program security. You should consult your tax adviser regarding this risk.

Program Securities Denominated in a Foreign Currency. For the purpose of determining the amount realized upon a taxable disposition of a program security that is denominated in a foreign currency (whether or not linked to an underlying that is a foreign currency), the amount realized and your tax basis in the program security should be translated into U.S. dollars at the relevant spot rate.

If you acquire program securities that are denominated in a foreign currency with units of foreign currency that you held before the date you acquire such program securities, you generally should be treated as disposing of your foreign currency for its U.S. dollar value at the time you acquire the program securities and should recognize ordinary foreign currency gain or loss as a consequence. Your basis in foreign currency received in connection with the taxable disposition of your program securities generally should equal the U.S. dollar value of the foreign currency at the time of receipt. If you do not dispose of the foreign currency at the time of receipt, a subsequent disposition should give rise to ordinary foreign currency gain or loss as described above. You should consult your tax adviser about reporting requirements that may apply to you if you recognize a foreign currency loss above a specified threshold.

Possible Application of Section 1260 of the Code

If a program security is linked to an underlying asset consisting of, or that includes, an equity interest in one of a specified list of entities, including an underlying fund or other regulated investment company, a real estate investment trust, partnership or PFIC (each, a “Section 1260 Underlying Equity”), depending upon the specific terms of the program security it is possible that an investment in the program security will be treated as a constructive ownership transaction within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your note would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of program securities with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your program securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. In addition, as discussed below under “—Possible Higher Tax on Program Securities Linked to Collectibles,” if the program securities are linked to an ownership interest in collectibles or an entity that holds collectibles, long-term capital gain that you would otherwise recognize in respect of your program securities up to the amount of the net underlying long-term capital gain could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to collectibles instead of the general rates that apply to long-term capital gain. Unless otherwise indicated in the applicable supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the program securities.

Because the determination of whether an underlying asset is or includes an interest in a Section 1260 Underlying Equity generally depends on the Underlying Issuer’s status for U.S. federal income tax purposes (e.g., as a PFIC), it may not be readily apparent whether an underlying asset is or includes an interest in a Section 1260 Underlying Equity. Moreover, an underlying asset that is an index may include equities of a category that is subject to Section 1260 as well as other equity securities, in which case the potential application of Section 1260 to the relevant program security may be unclear. We do not undertake to ascertain whether any specific equity security (including an equity security in an index) is a Section 1260 Underlying Equity. Accordingly, you should consult your tax adviser about the risk that Section 1260 will apply to the program securities.

Possible Higher Tax on Program Securities Linked to Collectibles

Under current law, long-term capital gain recognized on a sale of collectibles or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain program securities linked to an underlying asset that is or includes an interest in a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles instead of the lower long-term capital gain rate that might otherwise be available to a non-corporate investor. You should consult your tax adviser regarding an investment in a program security linked to a collectible or to an entity holding collectibles.

Possible Application of Section 1258 of the Code

It is possible that an investment in certain program securities, particularly those that provide for a digital upside payment, could be treated as a conversion transaction under Section 1258 of the Code. A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment. If an investment in the program securities were treated as a conversion transaction, the gain from the disposition of the program securities would be treated as ordinary income to the extent of the “applicable imputed income amount.” The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by you to acquire the program securities) for the period ending on the date of disposition (including a deemed sale described below under “Possible Taxable Event”) at a rate equal to 120% of the applicable federal rate. You should consult your tax adviser regarding the possible application of Section 1258 of the Code to the program securities.

Possible Application of Section 1256 of the Code

Special rules will apply if a program security, in whole or in part, constitutes a “Section 1256 Contract” under Section 1256 of the Code. Section 1256 Contracts include, among others, “regulated futures contracts” and

“foreign currency contracts.” If Section 1256 of the Code were to apply to a program security (and in case of a program security that constitutes a foreign currency contract, a valid capital gain election is made), you generally would be required to mark to market your investment (that is, recognize gain or loss in each taxable year as if your program securities were sold at the end of such year for their fair market value) and treat gain or loss as 40% short-term capital gain or loss and 60% long-term capital gain or loss.

Program Securities Treated as Prepaid Financial Contracts with Associated Coupons

The following discussion applies to program securities treated as prepaid financial contracts with one or more associated coupons for U.S. federal income tax purposes.

The discussions under “—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions,” other than the first paragraph in “—Tax Treatment Prior to Taxable Disposition,” apply to the program securities addressed in this section. Accordingly, you should review those discussions regarding the U.S. federal income tax consequences of the ownership and disposition of such program securities.

For the purpose of determining the amount realized upon a taxable disposition of a program security prior to retirement, as discussed under “—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Taxable Disposition,” the amount realized does not include any coupon payment paid upon the taxable disposition, and may not include disposition proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment.

Coupon Payments

The U.S. federal income tax treatment of coupon payments on the program securities is unclear. The discussion herein generally assumes that the coupon payments are taxable as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting, with payments, if any, denominated in a foreign currency translated into U.S. dollars when so included. However, if a different treatment applied, the timing and character of income arising from the coupon payments could differ. A different treatment could also affect your tax basis in the program securities, and therefore the amount of gain or loss you recognize on a disposition of the program securities.

Program Securities Treated as Put Options and Deposits

The following discussion applies to program securities treated for U.S. federal income tax purposes as a unit consisting of (i) a put option (the “Put Option”) written by you with respect to the underlying asset(s), secured by a deposit that is treated as a debt instrument for U.S. federal income tax purposes in an amount equal to the issue price of the program security (the “Deposit”). This discussion generally assumes that the amount due at maturity or early retirement of the program security (excluding the final coupon payment on the program security) is equal to the issue price of the program security unless the final value of one or more underlying assets is below a specified value. Under this treatment:

•	a portion of each coupon payment made with respect to the program securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

If you purchase a program security at a price other than its issue price (or at a time other than its issue date), you should consult your tax adviser about the allocation of your tax basis between the Put Option and the Deposit, as well as the potential application of the amortizable bond premium and market discount rules to your investment in the program security. See “—Program Securities Treated as Debt Instruments—General—Amortizable Bond Premium” and “—Market Discount.”

Coupon Payments

Subject to any discussion in the applicable supplement, interest on the Deposit should generally be treated as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting.

If the term of the program securities is not more than a year, taking into account the latest possible date on which the program securities could be repaid according to their terms (each, a “short-term bifurcated note”), the special rules under “—Program Securities Treated as Debt Instruments—Program Securities Treated as Short-term Notes” should apply to interest on the Deposit.

The Put Premium should not be taken into account until retirement (including an early redemption) or an earlier taxable disposition of the program securities.

Taxable Disposition Prior to Retirement

Upon a taxable disposition of a program security prior to retirement, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of the disposition. If the value of the Deposit on the date of the taxable disposition exceeds the amount realized on the taxable disposition of the program security, you should be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the program security equal to the amount of this excess in exchange for the purchaser’s assumption of the Put Option.

You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (other than any amount attributable to accrued interest on the Deposit, which should be treated as a payment of interest) and (ii) your tax basis in the Deposit (i.e., the price you paid to acquire the program security). Such gain or loss generally should be long-term capital gain or loss if you have held the program security for more than one year, and short-term capital gain or loss otherwise. However, in the case of a short-term bifurcated note, any gain should be treated as ordinary income to the extent of any accrued but unpaid discount on the Deposit not yet taken into income and any remaining gain should be treated as short-term capital gain.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. This gain or loss should be short-term capital gain or loss.

Tax Treatment at Retirement

The coupon payment received upon retirement should be treated as described above under “Coupon Payments.”

If a program security is retired for its stated principal amount (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received upon retirement.

If a program security is retired for an amount of cash, not counting the final coupon payment, that is different from its stated principal amount, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the sum of the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

Certain Program Securities

Notwithstanding the foregoing, if a program security is linked solely to interest rates (or a similar market measure), there is significant uncertainty regarding whether gain or loss recognized with respect to the Put Option at maturity (or earlier retirement) should be treated as capital gain or loss or as ordinary income or loss. See the discussion above under “—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Taxable Disposition—Interest Rate-Linked Program Securities.”

If a program security is linked to one or more foreign currency-based underlying assets, the discussion above under “—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Taxable Disposition—Foreign Currency-Linked Program Securities” applies to your gain or loss with respect to the Put Option. Additionally, if a program security is denominated in a foreign currency or the payments on the Deposit are determined by reference to a foreign currency, the Deposit should generally be subject to the rules applicable to foreign currency notes. See “—Program Securities Treated as Debt Instruments—Program Securities Treated as Foreign Currency Notes.” You should consult your tax adviser regarding these rules.

If the Underlying Issuer of any underlying asset to which a program security is linked is treated as a partnership for U.S. federal income tax purposes, it is not entirely clear whether gain or loss with respect to the Put Option should be treated as short-term capital gain or loss or as long-term capital gain or loss in the event you hold the program security for more than one year.

Other Program Securities

Under current U.S. federal income tax law, the U.S. federal income tax treatment of program securities not described above is uncertain and will depend on the terms of the program securities. You should review the applicable supplement and consult your tax adviser.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a program security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are a beneficial owner of a program security who is (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a program security, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the program security.

The discussion below generally assumes that income and gain on the program securities are not effectively connected with your conduct of a trade or business within the United States, except as discussed under “—Effectively Connected Income” below.

Program Securities Treated as Debt Instruments

Subject to the discussions below under “—Dividend Equivalents under Section 871(m) of the Code,” “—FIRPTA” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition of a program security, assuming that (i) you do not own, directly or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) you are not a bank receiving interest on the program security within the meaning of Section 881(c)(3)(A) of the Code, (iv) the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder, and (v) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Program Securities Not Treated as Debt Instruments

Coupon Payments

Program Securities Treated as Prepaid Financial Contracts with Associated Coupons. Because significant aspects of the tax treatment of the program securities are uncertain, persons having withholding responsibility in respect of a program security may treat a portion or all of each coupon payment on the program security as subject to U.S. federal withholding tax, generally at a rate of 30% (or lower treaty rate). To the extent that we have withholding responsibility in respect of program securities, we would expect generally to treat the coupon payments as subject to U.S. federal withholding tax. In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the program securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above. We will not pay any additional amounts in respect of such withholding.

Program Securities Treated as Put Options and Deposits. Subject to the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of coupon payments on the program securities, assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

While we currently do not intend to withhold on payments to Non-U.S. Holders on program securities treated as Put Options and Deposits (subject to the Form W-8 certification requirement described above and the discussions below regarding Section 871(m) and “FATCA”), in light of the uncertain treatment of the program securities other persons having withholding responsibility in respect of the program securities may treat a portion or all of each coupon payment on a program security as subject to U.S. federal withholding tax. You should expect that if withholding applies, it will be at a rate of 30% (or lower treaty rate). Moreover, it is possible that in the future we may determine that we should withhold on coupon payments on the program securities. We will not pay any additional amounts in respect of such withholding.

Taxable Disposition

Subject to the discussions below under “—Dividend Equivalents under Section 871(m) of the Code,” “—FIRPTA” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition (including retirement upon maturity or, if applicable, an earlier redemption) of a program security (other than amounts received in respect of any coupon payment, which will be treated as described above under “—Coupon Payments”), assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Program Securities with a Buffer and Digital Upside. Notwithstanding the foregoing, because the tax treatment of program securities that provide for both (i) a buffer value and (ii) contingent digital upside exposure to the underlying asset(s) where the upside amount is at least equal to the buffer value is uncertain, it is possible that a portion of the proceeds you receive on the taxable disposition of a program security equal to the buffer value could be treated as described above under “—Coupon Payments—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons.” You should consult your tax adviser regarding the treatment of the program securities under such circumstances.

Other Program Securities

Under current U.S. federal income tax law, the U.S. federal income tax treatment of program securities not described above is uncertain and will depend on the terms of the relevant program securities. You should review the applicable supplement and consult your tax adviser.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should be aware that a note that is treated in its entirety as a debt obligation for U.S. federal estate tax purposes generally will not be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.” However, a note that is not treated as a debt obligation may constitute U.S. situs property subject to U.S. federal estate tax. The U.S. federal estate tax treatment of units or warrants is unclear.

You should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the program securities.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (collectively, “Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. persons with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the

“delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” for this purpose is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations with respect to a particular program security are generally made at the “calculation date,” which is the earlier of (i) the time of “pricing” of the program security, i.e., when all material terms have been agreed on, and (ii) the issuance of the program security. However, if the time of pricing is more than 14 calendar days before the issuance of the program security, the calculation date is the date of the issuance of the program security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the program security. As a result, you should acquire such program security only if you are willing to accept the risk that the program security is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a program security are subject to a significant modification (for example, upon an event discussed below under “Possible Taxable Event”), the program security generally will be treated as reissued for this purpose and could become a Specified ELI at the time of the significant modification, depending on the application of the test in effect at that time to the program security. If, pursuant to the terms of a program security, an Underlying Security is added to (or substituted into) the composition of an underlying asset after the issuance of the program security, whether or not resulting in a significant modification, we may determine that the program security is subject to withholding under Section 871(m) at that later time. Accordingly, prospective investors should acquire such a program security with the understanding that withholding may apply to payments thereon.

If a program security is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the program security or upon the date of maturity, lapse or other disposition of the program security by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from coupons or other payments on the program security, from proceeds of the retirement or other disposition of the program security, or from your other cash or property held by us or the withholding agent. If withholding applies, you should expect that we or the withholding agent will withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2027 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, we will provide the information on how to obtain the estimated amounts in the applicable supplement for the program securities.

In the case of a program security that provides for a coupon linked to dividend payments on an Underlying Security, it is possible that a withholding agent will withhold under Section 871(m) with respect to the program security in addition to any withholding tax imposed on any such coupon payment, in which case the application of Section 871(m) to the program security could significantly increase your tax liability in respect of the program security. You should consult your tax adviser regarding the possibility of additional withholding tax.

Depending on the terms of a program security and whether or not it is issued prior to 2027, the applicable supplement may contain additional information relevant to Section 871(m), such as whether the program security references a Qualified Index or Qualified Index Securities; whether it is a simple contract; the delta and the number of shares multiplied by delta (for a simple contract); whether the substantial equivalence test is met and the initial hedge (for a complex contract); and whether the changes to the composition of the underlying asset could possibly result in payments on the program security becoming subject to withholding under Section 871(m).

You should consult your tax adviser regarding the potential application of Section 871(m) to a particular program security and, if withholding applies, whether you are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on you and on withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to program securities linked to Underlying Securities and their application to a specific issue of program securities may be uncertain. Accordingly, even if we determine that certain program securities are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those program securities. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to U.S. federal withholding tax or income tax liability under Section 871(m) even if the program securities are not Specified ELIs subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the program securities in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to investments in United States real property interests (each, a “USRPI”), including certain interests in USRPHCs. As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If an Underlying Issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, an affected program security, could be treated as a USRPI, in which case any gain from the disposition of the program security would generally be subject to U.S. federal income tax and would be required to be reported by you on a U.S. federal income tax return, generally in the same manner as if you were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition. Absent an applicable exception, a person required to perform such withholding may be required to treat a program security as a USRPI in certain circumstances, even if it is not known whether the program security references a USRPHC.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a program security that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the Underlying Issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of program securities that are regularly traded, a holding of 5% or less of the outstanding program securities of that class or series generally should not be subject to the FIRPTA rules. It may not be clear whether a program security is considered regularly traded on an established securities market for purposes of these rules. Certain attribution and aggregation rules apply, and you are urged to consult your tax adviser regarding whether your ownership interest in the program securities will be subject to an exemption from the FIRPTA rules in light of your circumstances, including any other interest you might have in an Underlying Issuer.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the program securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a program security. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the program security, including the possible imposition of a 30% (or lower treaty rate) branch profits tax if you are a corporation.

Possible Taxable Event

A change to the terms of an issue of program securities could result in a significant modification of the affected program securities. A change in the methodology by which an underlying index or basket is calculated, a change in the components of an underlying index or basket, a change in the timing or amount of payments on a program security due to a market disruption event, the designation of a successor underlying asset or rate referenced by a program security or other similar circumstances resulting in a material change to an underlying asset could also result in a significant modification of the affected program securities. In particular, the modification of an underlying asset as the result of the active management of an underlying index or basket could result in a significant modification of an affected program security. Additionally, while the tax consequences of an early fixing event are not entirely clear, it is possible that it could result in a significant modification of the affected program securities. Furthermore, in certain circumstances where our obligations under the program securities are assumed by another entity, such substitution could result in a significant modification of the affected program securities.

A significant modification would generally result in the program securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the program securities, and your holding period for your program securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued program securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the program securities after the significant modification. In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the program securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the program securities.

Fungibility of Subsequent Issuances

We may, without the consent of the holders of outstanding program securities, issue additional program securities with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original program securities, these additional program securities may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original program securities.

In the case of program securities treated as debt instruments for U.S. federal income tax purposes, the additional program securities may be considered to have been issued (in whole or in part) with OID even if the original program securities had no OID, or the additional program securities may have a greater amount of OID than the original program securities. These differences may affect the market value of the original program securities if the additional program securities are not otherwise distinguishable from the original program securities.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

Under IRS Notice 2015-74, which is no longer in force, certain transactions that reference a basket of underlying assets were identified as “transactions of interest” subject to reporting requirements pursuant to the reportable transaction rules set forth in Section 6011 of the Code. Proposed Treasury regulations issued in 2024 would, if finalized as drafted, identify substantively the same transactions as reportable listed transactions. Very generally, the IRS notice addressed, and the proposed regulations would apply to, an instrument that makes payments based on the performance of a basket of referenced assets (such as securities, commodities or foreign currency) provided that the investor or its “designee” exercises discretion to change the assets that comprise the basket, or change the trading algorithm that determines the assets. If we, an underlying index publisher or calculation agent or other person were to exercise discretion under the terms of a program security that is not treated as a debt instrument for U.S. federal income tax purposes, or an index underlying such a program security, and were treated as an investor’s designee for these purposes, unless an exception applied certain investors of the relevant program securities could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to, or decide to, report information regarding the program security to the IRS. Therefore, although the circumstances that require disclosure pursuant to the proposed regulations are not always clear, if the proposed regulations are finalized as drafted, reporting thereunder may be required even for program securities issued prior to the finalization of the proposed regulations.

Information Reporting and Backup Withholding

Payments on the program securities as well as the proceeds of a taxable disposition (including retirement) of the program securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, Treasury has indicated in subsequent proposed regulations its intent to eliminate this requirement. Treasury has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits. The application of FATCA to units and warrants will be addressed in the applicable supplement where warranted.

Notwithstanding anything to the contrary herein or in the applicable supplement, we will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.